Exhibit 99.1

CONFIDENTIAL SEPARATION AGREEMENT AND GENERAL RELEASE

This Confidential Separation Agreement and General Release (“Agreement”) between Carl Balezentis, Ph.D., of  54 Pipers Meadow Street The Woodlands, TX 77382 (“Employee”), and Genaissance Pharmaceuticals, Inc., with a principal place of business at Five Science Park, New Haven, CT 06511 (“Genaissance”), sets forth the terms and conditions of the end of Employee’s employment with Genaissance and any severance or other benefits to be paid to Employee in connection with his separation from Genaissance and/or termination of employment.  Employee and Genaissance agree to the following terms and conditions:

1.                                       Last Day of Work.  Employee’s last day of work with Genaissance will be August 31, 2005 and the Employment Agreement dated as of December 18, 2003 between the Employee and Genaissance (“Employment Agreement”) will terminate as of that day.  Any performance issues occurring through that date will be handled in accordance with Genaissance’s usual policies and procedures and the Employment Agreement as dated above.

2.                                       Consideration.  In consideration of the execution of this Agreement and provided that Employee is in full compliance with all of the terms and conditions of this Agreement, Genaissance will:

a.                                       Pay to Employee severance pay in the form of salary continuation in the amount of $262,500 (minus appropriate taxes and other lawful deductions) which amount is approximately equal to 125% of Employee’s base salary at the time of termination. This severance will be paid following Employee’s last day of work in semi-monthly installments over a twelve (12) month period in accordance with Genaissance’s regularly scheduled pay periods until such severance payments terminate.  You will not be eligible for any other benefit including but not limited to payment for any accrued but unused vacation time.

b.                                      These severance payments will begin on the next regularly scheduled pay period following the later of (i) your last day of work, and (ii) the expiration of the seven-day revocation period described in this Agreement.

3.                                       No Consideration Absent Execution of this Agreement.  Employee agrees that he would not receive the monies and the benefits specified above except for executing and abiding by the terms of this Agreement.

4.                                       General Release of All Claims.  In consideration of the severance pay and other benefits described in paragraph 2, Employee hereby freely, knowingly and voluntarily releases and fully discharges Genaissance (and its parents, subsidiaries, affiliates, successors, assigns, predecessors, and present or former directors, officers, agents, shareholders, fiduciaries, plan administrators, employees, attorneys, and representatives) of and from any and all claims, demands, causes of action, and rights, known and unknown, whether in contract, tort or otherwise, including those arising from or relating to Employee’s employment with or separation from Genaissance.

Without limiting the foregoing, Employee specifically releases and fully discharges Genaissance (as broadly defined above) of and from any and all claims, demands, causes of action, and rights, including but not limited to: any alleged violation of federal, state or local laws prohibiting discrimination on the basis of sex, race, age, disability, national origin, color, religion, veteran status, marital status, sexual orientation, and specifically including all claims under the federal Age Discrimination in Employment Act (ADEA); any federal or state securities laws; any other federal, state or local civil or human rights laws; any public policy, contract, tort or common law obligation, including but not limited to breach of express or implied contract or of an implied covenant of good faith and fair dealing, and negligent or intentional infliction of emotional distress; any claim for wages or other compensation under any federal or state wage payment laws, including the Fair Labor Standards Act and the Connecticut Wage Payment Laws, and their implementing regulations; any claim for compensation, bonus, incentive pay, vacation pay, sick pay, expense reimbursement or any other payments or benefits; and any obligation for costs, fees or other expenses.

5.                                       No Claims Exist.  To the extent that Employee has pending any other action, lawsuit, or legal proceeding against Genaissance relating to any claim arising before the execution of this Agreement, Employee agrees that such action, lawsuit, or other legal proceeding will be immediately withdrawn with prejudice.  If Employee is ever joined as a party to any action, lawsuit or other proceeding against Genaissance, except where prohibited by statute or other law, Employee will not be entitled to recover, and he hereby expressly waives and disclaims his right to recover, any relief or amounts, including costs and attorney’s fees.

6.                                       Cooperation.  Employee agrees, without any further compensation or payment of any kind, to cooperate fully with Genaissance on all matters for which Genaissance requests assistance including but not limited to: obtaining passwords or other information related to Genaissance’s information systems, answering questions about system maintenance, obtaining information about the location of Genaissance property, work-in-progress, pending sales, the status of Genaissance accounts, and other information related to the operation of Genaissance’s business.  Employee agrees that, from this date forward, he will remain professional and courteous to Genaissance, and its parents, subsidiaries, affiliates, successors, assigns, predecessors, and present or former directors, officers, agents, shareholders, fiduciaries, plan administrators, employees, attorneys, and representatives.  Employee will remain off site and will not attend any Genaissance functions unless expressly authorized to do, and will communicate about Genaissance’s business only with Genaissance executives or authorized personnel.

7.                                       Non-Disparagement.  Employee will not knowingly take any action or make any statements, written or oral, which would disparage or defame the goodwill, reputation, image or commercial interest of Genaissance or any of its affiliated companies, or any of their directors, officers, employees, attorneys or agents.

8.                                       Return of Property.  Employee represents that he has delivered or will deliver to Genaissance all Genaissance property in Employee’s possession, custody or control prior to his last day of employment.  Genaissance property may include keys, drawings, blueprints, photographs, credit cards, cell phones, pagers, notebook computer, software, tools, office furniture, uniforms, notebooks, price lists, customer lists, marketing materials, engineering drawings, notes, reports and similar items, and all copies and summaries of such property whether in written, mechanical, electromagnetic, analog, digital or any other format or medium.

9.                                       Protection of Confidential and Proprietary Information and Trade Secrets.

a.                                       Definition of Confidential Information.  Employee acknowledges and agrees that his/her position with Genaissance created a relationship of high trust and confidence with respect to Confidential Information owned by Genaissance, its customers, clients or suppliers that was learned or developed by Employee while employed by Genaissance and that such Confidential Information would enable Employee or competitors of Genaissance to gain an unfair advantage in competing with Genaissance.  For purposes of this Agreement, “Confidential Information” includes all information that Genaissance desires to protect and keep confidential or that Genaissance is obligated to third parties to keep confidential, including but not limited to “Trade Secrets” to the full extent of the definition of that term under applicable state law.  It does not include “general skills, knowledge and experience” as those terms are defined under applicable state law.

b.                                      Examples of Confidential Information.  Confidential Information includes, but is not limited to: product information and designs, computer programs, unpatented inventions, discoveries or improvements; marketing, sales, organizational, financial, operating, research and development, and business plans; company policies and manuals; sales forecasts; personnel information (including the identity of Genaissance employees, their responsibilities, competence and abilities, and compensation); medical information about employees; pricing and nonpublic financial information; customer or client lists and information on customers, clients or their employees; information concerning planned or pending acquisitions or divestitures; and information concerning purchases of major equipment or property.

c.                                       General Skills, Knowledge and Experience.  After Employee leaves Genaissance, Employee may take with him/her and use the general skills, knowledge and experience that Employee has learned or developed in his/her position with Genaissance or others.

d.                                      Confidentiality Obligations.  After Employee’s employment with Genaissance, Employee will not disclose, directly or indirectly, any Confidential Information to anyone outside of Genaissance or to any employees of Genaissance not authorized to receive such information.  In no event will Employee disclose any Confidential Information to, or use any Confidential Information for the benefit of, any current or future competitor, supplier, customer or client of Genaissance, whether on behalf of Employee, any subsequent employer, or any other person or entity.

e.                                       Duration.  The obligations of Employee under this paragraph 9 will continue in duration until the first to occur of the following (a) the Confidential Information has been made available generally to the public either by Genaissance or by third party with Genaissance’s consent, or (b) an arbitration tribunal or a court of competent jurisdiction has determined that such Confidential Information may be disclosed.

10.                                 Remedies for Violation of Cooperation, Non-Disparagement and Confidentiality Provisions.  Employee acknowledges and agrees that any violation of the foregoing cooperation, non-disparagement and confidentiality obligations in paragraphs 6, 7 and 9 will cause Genaissance irreparable harm.  Employee agrees that Genaissance is entitled to protection from such violations, both actual and threatened, including protection by injunctive relief, in addition to other remedies available under the law.  Employee further agrees that, upon any breach of Employee’s obligations under paragraphs 6, 7 or 9 or any other paragraph of this Agreement, Genaissance has the right, immediately and without any advance notice to Employee, to cancel any further payments by Genaissance under this Agreement, including the separation payments under paragraph 2. All of Genaissance’s remedies for the breach of this Agreement will be cumulative and the pursuit of any one remedy will not be deemed to exclude any other remedies.

11.                                 Prior Agreements.

a.                                       Employee agrees that he is bound by certain provisions contained in an Employment Agreement on Ideas, Inventions, and Confidential Information, dated April 5, 2004, that will continue in full force and effect.  To the extent that there is any conflict between the terms of those confidentiality provisions and the provisions of this agreement as stated in paragraph 9, the terms of the agreement dated April 5, 2004 will govern.

b.                                      Employee further acknowledges his ongoing obligations under Sections 6 through 11 of the Employment Agreement, which covenants and agreements survive the termination of his employment with Genaissance.

12.                                 Successors.  Employee and Genaissance agree that this Agreement will bind and inure to the benefit of the heirs, personal representatives, executors, administrators, successors, and assigns of Employee and Genaissance.

13.                                 Governing Law; Interpretation.  This Agreement will be governed and interpreted by the law of the State of Connecticut, without regard to its conflict of law provisions.  Should any provisions of this Agreement be declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to become legal and enforceable, excluding the general release language, such provision will immediately become null and void, leaving the remainder of this Agreement in full force and effect.  However, if any portion of the general release language were declared unenforceable for any reason, Employee will return to Genaissance the consideration paid to him under this Agreement.

14.                                 Entire Agreement; Amendment.  This Agreement constitutes the entire agreement between the parties, and supersedes all prior representations, understandings, and agreements of the parties except as set forth in paragraph 11.  Employee acknowledges that he has not relied on any representations, promises or agreements of any kind in connection with his decision to accept this Agreement.  This Agreement may not be modified, altered, amended or changed except upon express written consent of all parties where specific reference is made to this Agreement.

15.                                 Not a Precedent.  This Agreement is not intended to establish and should not be interpreted as establishing a practice or policy of Genaissance in connection with the separation or termination of employment of any employee.

16.                                 No Admission of Wrongdoing.  Neither the negotiation, undertaking or signing of this Agreement constitutes or operates as an acknowledgment or admission of liability by Genaissance or that Genaissance has violated or failed to comply with any provision of federal or state constitutions, statutes, laws or regulations, or municipal ordinances or regulations.

17.                                 Non-Disclosure of this Agreement.  Employee agrees not to disclose (except to family members, tax advisors or retained legal counsel who first agree to maintain the confidentiality of this Agreement) the terms, conditions or existence of this Agreement unless required by law and after advance written notice is given to Genaissance.  If asked about the terms, conditions or existence of this Agreement, unless otherwise required by law, Employee will respond, “I have no comment” or words to similar effect.

18.                                 Employee Notices and Representations.  Employee represents and agrees:

•                  that he has read this Agreement and understands all of the terms and conditions of this Agreement;

•                  that he enters into this Agreement freely, knowingly and voluntarily;

•                  that he has been advised by Genaissance to consult with an attorney of his choice prior to executing this Agreement, and that he has done so or chosen not to do so;

•                  that he has been given at least twenty-one (21) days in which to consider the terms of this Agreement before executing it;

•                  that, if he elects to execute this Agreement at any time during the twenty-one (21) day period, he will have a period of seven (7) days following the execution of this Agreement in which to revoke the Agreement, and that the Agreement will not become effective or enforceable until the seven (7) day period has expired.  To be effective, the revocation must be made by Employee, in writing, and delivered to: Genaissance Pharmaceuticals, Inc., Five Science Park, New Haven, CT  06511, Attn. Human Resources; and

•                  that any changes, whether material or otherwise, made to this Agreement do not restart or affect in any manner the running of the original twenty-one (21) day period.

19.                                 Duplicate Originals.  This Agreement may be executed by the parties in duplicate so that each party may hold a duplicate original.

EMPLOYEE

By	/s/ Carl Balezentis, Ph.D.	Witness	/s/ Theresa Grider

Name	Carl Balezentis, Ph.D.	Name	Theresa Grider

Date	August 10, 2005	Date	August 10, 2005

GENAISSANCE PHARMACEUTICALS, INC.

By	/s/ Kevin Rakin	Witness	/s/ Amy Goulet

Title	President & CEO	Name	Amy Goulet

Name	Kevin Rakin	Date	August 10, 2005

Date	August 10, 2005